Exhibit 99.2

August 24, 2026

To: Ontario Securities Commission

 Alberta Securities Commission

 British Columbia Securities Commission

RE: SPHERE 3D CORP. - SPECIAL MEETING OF SHAREHOLDERS HELD ON AUGUST 24, 2026

 VOTING RESULTS

This report on the voting results of our Special Meeting of Shareholders held on August 24, 2026 is made in accordance with Section 11.3 of National Instrument 51-102 - Continuous Disclosure Obligations. Each of the matters set out below is described in greater detail in the Notice of Meeting and Proxy Statement dated as of July 13, 2026, as supplemented by the Supplement dated August 7, 2026 (the "Proxy Statement").

1. Continuance Proposal

On a vote taken regarding the Continuance Proposal, it was declared that the shareholders approved  a special resolution authorizing Sphere 3D Corp. (the "Company") to make an application for the continuance of the Company from the laws of the Province of Ontario to the laws of the Province of British Columbia and approving the notice of articles and articles of the continued company.  Voting results are as follows:

Votes For	% For	Votes Against	% Against	Votes Withheld	% Withheld
2,141,957	98.81	23,546	1.09	2,262	0.10

2. Name Change Proposal

On a vote taken regarding the Name Change Proposal, it was declared that the shareholders approved a special resolution authorizing the change of the Company's name to "DarkHorse Technologies Inc." Voting results are as follows:

Votes For	% For	Votes Against	% Against	Votes Withheld	% Withheld
3,488,987	99.23	17,403	0.50	9,629	0.27

3. Adjournment Proposal

The Proxy Statement included an Adjournment Proposal.  Since the Consolidation and Name Change Proposal were each approved by shareholders, it was not necessary to consider the Adjournment Proposal and it was not presented for a vote at the meeting.

No other matters were voted upon.

Yours very truly,

SPHERE 3D CORP.

"Justin Kates"

Justin Kates
Secretary of the Meeting